As filed with the Securities and Exchange Commission on July 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Zix Corporation

(Exact name of Registrant as specified in its charter)

Texas	75-2216818
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2711 North Haskell Avenue Suite 2200, LB 36 Dallas, Texas	75204
(Address of Principal Executive Offices)	(Zip Code)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Noah F. Webster

Vice President, General Counsel and Secretary

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Don J. McDermett, Jr.

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6454

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	25,000,000	$5.27	$131,750,000	$16,402.88

(1)	There are being registered hereunder 25,000,000 shares of Common Stock that may be issued by Zix Corporation from time to time after the date hereof.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock on July 30, 2018, as quoted on the Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

Zix Corporation

Shares of Common Stock

We may offer and sell shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) from time to time in one or more offerings. This prospectus provides you with a general description of our Common Stock.

Each time we offer and sell shares of our Common Stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts and prices of the shares being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporate by reference, before you invest in shares of our Common Stock.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN SHARES OF OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our Common Stock is listed on the Nasdaq National Market (“Nasdaq”) under the symbol “ZIXI.” On July 30, 2018, the last reported sale price of our Common Stock on Nasdaq was $5.34 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Zix,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Zix Corporation and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable securities.

THE COMPANY

Zix Corporation offers email encryption, advanced threat protection, archiving, Bring-Your-Own-Device (“BYOD”) security, and data loss prevention (“DLP”) to meet business data protection and compliance needs. Zix customers can purchase any of these solutions on a standalone basis or as a bundled offering for business communication protection. We primarily serve organizations in the healthcare, financial services, insurance and government sectors, including significant federal financial regulators, such as all members of the Federal Financial Institutions Examination Council (“FFIEC”), divisions of the U.S. Treasury, the U.S. Securities and Exchange Commission (“SEC”), more than 30 percent of U.S. banks, more than 30 percent of Blue Cross Blue Shield plans and more than 1,200 U.S. hospitals.

We were incorporated in the State of Texas in 1988. Originally named Amtech Corporation, we changed our name to ZixIt® Corporation in 1999 when we entered the encrypted email market. In 2002, we became Zix Corporation, and in 2017, the Company rebranded to Zix. Zix® Email Encryption enables the secure exchange of emails that include sensitive information through a comprehensive secure messaging service, which allows an enterprise to use policy-driven rules to determine which email messages should be sent securely to comply with regulations or company-defined policies. In March 2017, Zix acquired Greenview Data Inc., an email security company, and in April 2017, Zix launched two new solutions: ZixProtectSM and ZixArchiveSM. ZixProtect defends organizations from zero-day malware, ransomware, phishing, CEO fraud, W-2 phishing attacks, spam and viruses in email with multi-layer filtering techniques. Accuracy in protecting organizations from email threats is increased further with automated traffic analysis, machine learning and real-time threat analysis. ZixArchive is a cost-effective, cloud-based email retention solution that easily enables user retrieval, compliance and eDiscovery. Available as a standalone or add-on solution for ZixEncrypt or ZixProtect bundles, ZixArchive includes policy-based retention, automatic indexing and flexible search capabilities for audit and legal requirements. With on-demand access through the cloud, organizations can conveniently share messages with employees, auditors and outside consultants or legal counsel, as well as revoke access when needed. ZixOne® is a unique mobile email app that solves the key IT challenge created by the BYOD trend in the workplace. BYOD describes the trend of employees using their personal devices to conduct work. ZixOne provides access to corporate email while never allowing that data to be persistently stored on the device where it is vulnerable to loss or theft. If the device is lost or stolen, an administrator can simply disable access to corporate email from that device through ZixOne.

We have completed three acquisitions since the beginning of 2017, and in connection with this expansion and these acquisitions, we have committed greater resources to developing and increasing sales of our platform of email encryption, advanced threat protection, archiving, BYOD and DLP. As part of our strategy, we plan to continue to pursue acquisitions of complementary businesses, products, and technologies.

Our executive offices are located at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, and our telephone number is (214) 370-2000. Our Common Stock is currently listed on Nasdaq under the symbol “ZIXI.”

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making a decision to invest in our Common Stock, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities in the manner set forth in the applicable prospectus supplement, though we currently anticipate that such proceeds will be used to fund future potential acquisitions and for other general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, shares of Common Stock, par value $0.01 per share, of the Company.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the shares of our Common Stock that may be offered or sold pursuant to this prospectus. The terms of the offering of our Common Stock, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

LEGAL MATTERS

Baker Botts L.L.P., Dallas, Texas, will pass upon certain legal matters relating to the issuance and sale of the Common Stock offered hereby on behalf of Zix Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Zix Corporation incorporated by reference in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 have been audited by Whitley Penn LLP, our independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public

Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.zixcorp.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A, filed on April 27, 2018.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 7, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 8, 2018.

•	Our Current Reports on Form 8-K, filed on March 9, 2018 and June 7, 2018.

•	The description of our Common Stock, par value $0.01 per share, contained in our registration statement on Form S-8, filed with the SEC on June 29, 2018, including any subsequent filed amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204

(214) 370-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$16,402.88
Printing expenses		(1)
Legal fees and expenses (including Blue Sky fees)		(1)
Accounting fees and expenses		(1)
Transfer agent and trustee fees and expenses		(1)
Miscellaneous		(1)

Total	$16,402.88

(1)	These fees and expenses are calculated based on the securities offered and the number of issuances; accordingly, they cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Texas Business Organizations Code

Section 8.101 of the Texas Business Organizations Code (the “TBOC”) provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that (1) the person (A) acted in good faith, (B) reasonably believed (i) in the case of conduct in the persons’ official capacity, that the person’s conduct was in the enterprise’s best interests, and (ii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. A person does not fail to meet the standard under Section 8.101(a)(1) solely because of the termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent.

Section 8.102(a) of the TBOC provides that, subject to Section 8.102(b), an enterprise may indemnify a governing person, former governing person, or delegate against (1) a judgment and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. Section 8.102(b) of the TBOC provides that indemnification under that subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan, and (3) may not be made in relation to a proceeding in which the person has been found liable for (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise, (B) breach of the person’s duty of loyalty owed to the enterprise, or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. Section 8.102(c) of the TBOC provides that a governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Section 8.103(a) of the TBOC provides that, except as provided by Subsections (b) and (c), the determinations required under Section 8.101(a) must be made by: (1) a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; (2) a majority vote of a committee of the governing authority of the enterprise if the committee (A) is designated by a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; and (B) is composed solely of one or more governing persons who are disinterested and independent; (3) special legal counsel selected by the governing authority of the enterprise, or selected by a committee of the governing authority, by vote in accordance with Subdivision (1) or (2); (4) the owners or members of the enterprise in a vote that excludes the ownership or membership interests held by each governing person who is not disinterested and independent; or (5) a unanimous vote of the owners or members of the enterprise. Section 8.103(b) of the TBOC provides that if special legal counsel determines under Subsection (a)(3) that a person meets the standard under Section 8.101(a)(1), the special legal counsel shall determine whether the amount of expenses other than a judgment is reasonable under Section 8.101(a)(2) but may not determine whether indemnification should be paid under Section 8.101(a)(3). The determination whether indemnification should be paid must be made in a manner specified by Subsection (a)(1), (2), (4), or (5). Section 8.103(c) of the TBOC provides that a provision contained in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the indemnification of a person who meets the standard under Section 8.101(a)(1) constitutes a determination under Section 8.101(a)(3) that indemnification should be paid even though the provision may not have been adopted or authorized in the same manner as the determinations required under Section 8.101(a). The determinations required under Sections 8.101(a)(1) and (2) must be made in a manner provided by Subsection (a).

Section 8.104 of the TBOC provides that an enterprise may pay or reimburse reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the determinations required under Section 8.101(a) after the enterprise receives: (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under this chapter; and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Section 8.102. A provision in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the payment or reimbursement permitted under this section authorizes that payment or reimbursement after the enterprise receives an affirmation and undertaking described by Subsection (a). The written undertaking required by Subsection (a)(2) must be an unlimited general obligation of the person but need not be secured and may be accepted by the enterprise without regard to the person’s ability to make repayment.

Section 8.105(a) of the TBOC provides that, notwithstanding any other provision of that chapter but subject to Section 8.003 and to the extent consistent with other law, an enterprise may indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (1) the enterprise’s governing documents; (2) general or specific action of the enterprise’s governing authority; (3) resolution of the enterprise’s owners or members; (4) contract; or (5) common law. Section 8.105(b) provides that an enterprise shall indemnify an officer to the same extent that indemnification is required for a governing person. Section 8.105(c) provides that a person described by Section 8.105(a) may seek indemnification or advancement of expenses from an enterprise to the same extent that a governing person may seek indemnification or advancement of expenses. Notwithstanding any authorization or determination specified in these provisions, an enterprise may pay or reimburse, in advance of the final disposition of a proceeding and on terms the enterprise considers appropriate, reasonable expenses incurred by: (1) a former governing person or delegate who was, is, or is threatened to be made a respondent in the proceeding; or (2) a present or former employee, agent, or officer who is not a governing person of the enterprise and who was, is, or is threatened to be made a respondent in the proceeding. A determination of indemnification for a person who is not a governing person of an enterprise, including an officer, employee, or agent, is not required to be made in accordance with Section 8.103.

Section 8.106 of the TBOC provides that, notwithstanding any other provision of that chapter, an enterprise may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that person’s appearance as a witness or other participation in a proceeding at a time when the person is not a respondent in the proceeding.

Section 8.151 of the TBOC provides that, notwithstanding any other provision of that chapter, an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against any liability: (1) asserted against and incurred by the person in that capacity; or (2) arising out of the person’s status in that capacity. The insurance or other arrangement established under this provision may insure or indemnify against the liability described by this provision without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under the TBOC. Insurance or another arrangement that involves self-insurance or an agreement to indemnify made with the enterprise or a person that is not regularly engaged in the business of providing insurance coverage may provide for payment of a liability with respect to which the enterprise does not otherwise have the power to provide indemnification only if the insurance or arrangement is approved by the owners or members of the enterprise. For the benefit of persons to be indemnified by the enterprise, an enterprise may, in addition to purchasing or procuring or establishing and maintaining insurance or another arrangement: (1) create a trust fund; (2) establish any form of self-insurance, including a contract to indemnify; (3) secure the enterprise’s indemnity obligation by grant of a security interest or other lien on the assets of the enterprise; or (4) establish a letter of credit, guaranty, or surety arrangement. Insurance or another arrangement established under this provision may be purchased or procured or established and maintained: (1) within the enterprise; or (2) with any insurer or other person considered appropriate by the governing authority, regardless of whether all or part of the stock, securities, or other ownership interest in the insurer or other person is owned in whole or in part by the enterprise. The governing authority’s decision as to the terms of the insurance or other arrangement and the selection of the insurer or other person participating in an arrangement is conclusive. The insurance or arrangement is not voidable and does not subject the governing persons approving the insurance or arrangement to liability, on any ground, regardless of whether the governing persons participating in approving the insurance or other arrangement are beneficiaries of the insurance or arrangement. This provision does not apply in case of actual fraud.

Section 8.152(a) of the TBOC provides that an enterprise shall report in writing to the owners or members of the enterprise an indemnification of or advance of expenses to a governing person. Section 8.152(b) provides that, subject to Section 8.152(c), the report must be made with or before: (1) the notice or waiver of notice of the next meeting of the owners or members of the enterprise; or (2) the next submission to the owners or members of a consent to action without a meeting. Section 8.152(c) provides that the report must be made not later than the first anniversary of the date of the indemnification or advance.

Section 8.051 of the TBOC provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC provides that on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable (1) to the enterprise, or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable (1) to the enterprise, or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Articles of Incorporation and Bylaws

As permitted by the TBOC, the Company’s Restated Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) any act or omission where the liability of the director is expressly provided by statute.

In addition, the Company’s Restated Articles of Incorporation and Restated Bylaws include certain provisions permitted by the TBOC whereby its directors, officers, employees, and agents generally are to be indemnified against certain liabilities to the fullest extent authorized by the TBOC or other applicable laws of the State of Texas. The Company also has an indemnification agreement with each member of its Board of Directors, each of which requires the Company to indemnify the indemnitee to the fullest extent permitted by applicable law against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement of any action, suit or proceeding brought against the indemnitee by reason of the fact that the indemnitee is or was serving as a member of the Company’s Board of Directors or any committee thereof. Each such indemnification agreement also provides that the Company must advance expenses incurred by the indemnitee in defending any such action, suit or proceeding, subject to reimbursement by the indemnitee should it be subsequently determined that indemnification is not available under applicable law. The Company also maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Incentive Plan

Section 5 of the Zix Corporation 2018 Omnibus Incentive Plan (the “2018 Plan”) provides that certain directors and officers administering the 2018 Plan shall not be liable for anything done or omitted to be done by him or her in connection with the performance of duties under the 2018 Plan, except for his or her own willful misconduct or as expressly provided by statute.

The above discussion of the Company’s Restated Articles of Incorporation, Restated Bylaws, the 2018 Plan and the TBOC is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Restated Articles of Incorporation of the Company, as filed with the Texas Secretary of State on November 10, 2005 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q, filed on May 8, 2018).

4.2	Second Amended and Restated Bylaws of the Company, dated November 1, 2016 (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q, filed on May 8, 2018).

4.3	Zix Corporation 2018 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 27, 2018).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP).

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zix Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 31, 2018.

Zix Corporation (Registrant)

By:	/s/ Noah F. Webster
Noah F. Webster
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints David J. Wagner, David E. Rockvam and Noah F. Webster, and each of them severally, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on July 31, 2018.

Signature	Title

/s/ David J. Wagner David J. Wagner	President and Chief Executive Officer (Principal Executive Officer)

/s/ David E. Rockvam David E. Rockvam	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert C. Hausmann Robert C. Hausmann	Chairman of the Board

/s/ Mark J. Bonney Mark J. Bonney	Director

/s/ Taher A. Elgamal Taher A. Elgamal	Director

/s/ Maribess L. Miller Maribess L. Miller	Director

/s/ Richard D. Spurr Richard D. Spurr	Director